SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
Waiver of Certain Potential Defaults under Credit Agreement
On March 6, 2006, the registrant’s wholly-owned operating subsidiary, Cricket Communications, Inc. (together with the registrant, the “Company”), requested a waiver of certain related potential defaults under the Credit Agreement, dated as of January 10, 2005, as amended, among the Company, Bank of America, N.A. as administrative agent, and a syndicate of lenders (the “Credit Agreement”).
On March 10, 2006, the Company’s requested letter of waiver (the “Letter Waiver”), was executed by lenders holding more than 50% of the sum of the outstanding borrowings and the unused portion of the revolving credit facility under the Credit Agreement, and as a result, the Company was granted its requested waiver.
The Letter Waiver relates to the restatement of the Company’s financial statements contained in its previously filed Quarterly Reports on Form 10-Q for the periods ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, and the financial information as of and for the five months ended December 31, 2004 included in the financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2004 (collectively, the “Prior Financial Statements”). Under the Letter Waiver, the lenders waived:
•	any default or event of default arising under the Credit Agreement caused by incorrect representations, warranties, statements or certifications delivered pursuant to the Credit Agreement or related documents which were based on our Prior Financial Statements, and

•	breaches of covenants of the Credit Agreement relating to the Prior Financial Statements, in each case which result from errors related to the accounting for income taxes in such Prior Financial Statements.
The waivers contained in the Letter Waiver are conditioned upon (i) net income for the five months ended December 31, 2004 and for the nine months ended September 30, 2005 as reflected in the restated financial statements not decreasing from the amount shown for net income in the corresponding Prior Financial Statements for such period, and (ii) total liabilities as of the nine months ended September 30, 2005 as reflected in the restated financial statements at such date being no more than $110.0 million in excess of the amount shown for total liabilities in the corresponding Prior Financial Statements at such date.
The lenders under the Credit Agreement who executed the Letter Waiver included affiliates of Highland Capital Management, L.P., a beneficial stockholder of the registrant and an affiliate of James D. Dondero, a director of the registrant.
The Company plans to include restated financial information for all of the periods covered by the Prior Financial Statements in its upcoming Annual Report on Form 10-K for the year ended December 31, 2005, and to amend its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 shortly following the filing of its 2005 Annual Report on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: March 13, 2006	By:	/s/ Dean Luvisa
		Name:	Dean Luvisa
		Title:	Acting Chief Financial Officer